Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 2-75201, 2-86299, 2-95390 and 33-76220] and related prospectuses of FAFCO, Inc. of our report dated February 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10K, as amended by Amendment No. 1 thereto.

/s/ Burr, Pilger & Mayer, LLP

Burr, Pilger & Mayer, LLP
San Francisco, California

April 2, 2003